                                 TENGASCO, INC.
                                 603 MAIN AVENUE
                           KNOXVILLE, TENNESSEE 37902

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                 AUGUST 8, 2000

TO THE STOCKHOLDERS:

         Notice is hereby given that the 2000 annual meeting of stockholders (the "Annual Meeting") of Tengasco, Inc. (the "Company") has been called for and will be held at 10:00 A.M., local time, on Tuesday, August 8, 2000, at the Club LeConte, 2700 Plaza Tower, Knoxville, Tennessee 37902 for the following purposes:

         1. To elect Joseph E. Armstrong, Benton L. Becker, Edward W.T. Gray III, Robert D. Hatcher, Jr., Sanford E. McCormick, Shigemi Morita, Malcolm E. Ratliff and Allen H. Sweeney, to the Board of Directors to hold office until their successors shall have been elected and qualify;

         2. To ratify the appointment by the Board of Directors of BDO Seidman, LLP to serve as the independent certified public accountants for the current fiscal year; and

         3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on June 8, 2000 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 603 Main Avenue, Knoxville, Tennessee 37902, for ten (10) days prior to August 8, 2000.

                                      By Order of the Board of Directors

                                      Malcom E. Ratliff, Chief Executive Officer

Dated: July 3, 2000

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GRANTING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

                                 TENGASCO, INC.
                                 PROXY STATEMENT

                                     GENERAL

         This proxy statement is furnished by the Board of Directors of Tengasco, Inc., a Tennessee corporation (sometimes the "Company" or "Tengasco"), with offices located at 603 Main Avenue, Knoxville, Tennessee 37902, in connection with the solicitation of proxies to be used at the annual meeting of stockholders of the Company to be held on August 8, 2000 and at any adjournments thereof (the "Annual Meeting"). This proxy statement will be mailed to stockholders beginning approximately July 5, 2000. If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed on the proxy. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the President of the Company, or by a stockholder voting in person at the Annual Meeting.

         All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of the Directors named therein, and FOR the ratification of the selection by the Board of Directors of BDO Seidman, LLP, as the independent certified public accountants of the Company.

         A copy of the annual report of the Company for the fiscal year ended December 31, 1999 ("Fiscal 1999"), which contains financial statements audited by the Company's independent certified public accountants, accompanies this proxy statement.

         The cost of preparing, assembling and mailing this notice of meeting, proxy statement, the enclosed annual report and proxy will be borne by the Company. In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph, or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

         The Board of Directors has fixed the close of business on June 8, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at the Annual Meeting. Only stockholders on the Record Date will be able to vote at the Annual Meeting.

         As of the Record Date, 8,845,593 shares of the Company's common stock, $.001 par value per share ("Common Stock") are outstanding, and each share will be entitled to one (1) vote, with no shares having cumulative voting rights. Holders of shares of Common Stock are entitled to vote on all matters. Unless otherwise indicated herein, a majority of the votes represented by shares present or represented at the Annual Meeting is required for approval of each matter which will be submitted to stockholders.

         Management knows of no business other than that specified in Items 1 and 2 of the Notice of Annual Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

         The following table sets forth information, as of June 8, 2000 with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock:


                                             NUMBER OF SHARES     PERCENT OF
NAME AND ADDRESS               TITLE         BENEFICIALLY OWNED   CLASS
----------------               -----         ------------------   -----
Industrial Resources           Stockholder      3,031,245(1)        34%
Corporation
603 Main Ave.
Knoxville, TN 37902

Spoonbill, Inc.                Stockholder        825,566          9.3%
Tung Wai Commercial Bldg.
20th Floor
109-111 Gloucester Rd.
Wanchai, Hong Kong


--------

         (1) Malcolm E. Ratliff, the Chief Executive Officer and Chairman of the Board of Directors of the Company is the sole owner of the outstanding securities and President of Industrial Resources Corporation ("IRC"). His wife, Linda Ratliff, is the Secretary of IRC. Accordingly, IRC may be deemed to be an affiliate of the Company. James Ratliff, who is the father of Malcolm E. Ratliff, is the sole shareholder and President of Ratliff Farms, Inc. Malcolm E. Ratliff is the Vice-President/Secretary of Ratliff Farms. Malcolm E. Ratliff has voting control of the shares of the Company owned by Ratliff Farms, Inc. Accordingly, Ratliff Farms, Inc. may also be deemed to be an affiliate of the Company. The shares listed here for IRC include 2,214,632 shares owned directly by IRC, 63,853 shares owned directly and an option to purchase 50,000 shares held by Malcolm E. Ratliff, 672,760 shares owned directly by Ratliff Farms, Inc. and 30,000 shares owned directly by a trust of which Linda Ratliff is trustee and the children of Malcolm E. Ratliff are the beneficiaries.

                                 PROPOSAL NO. 1:


                              ELECTION OF DIRECTORS

GENERAL

         Article III, paragraph number 2 of the Company's By-Laws provides that the number of directors of the Company shall be a minimum of three (3) and a maximum of ten (10). The members of the Board of Directors are each elected for a one-year term or until their successors are elected and qualify with a plurality of votes cast in favor of their election. The Board of Directors consisted of eight (8) persons during Fiscal 1999 and eight (8) nominees for the Board are put forth before the stockholders for the 2000 Annual Meeting. Messrs. Joseph E. Armstrong, Benton L. Becker, Shigemi Morita, Malcolm E. Ratliff and Allen H. Sweeney who are all presently directors of the Company are up for re-election and were elected by the stockholders at the Company's last annual meeting of stockholders held on August 31,1999. In addition, management's slate of Directors also includes Messrs. Edward W.T. Gray III and Robert D. Hatcher, Jr. who have not previously served as Directors of the Company and Sanford E. McCormick who has served as a Director of the Company since April 27, 2000.

         The directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. There are no family relationships between executive officers or directors of the Company.

         Messrs. Joseph E. Armstrong., Benton L. Becker, Edward W.T. Gray III, Robert D. Hatcher, Jr., Sanford E. McCormick, Shigemi Morita, Malcolm E. Ratliff and Allen H. Sweeney are nominees for election as directors. Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. If any nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.


BOARD OF DIRECTORS

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Although only two (2) members of the Board are involved in day-to-day operating details, the other members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board meetings. The Board of Directors held eight (8) meetings in Fiscal 1999.

         During Fiscal 1999 the compensation committee of the Board of Directors met two times and the audit committee of the Board of Directors met one time. Messrs. Armstrong, Morita and Sweeney were the members of each of those committees..

         There is no understanding or arrangement between any director or any other persons pursuant to which such individual was or is to be selected as a director or nominee of the Company.

         The following table sets forth information, as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by the executive officers, directors and nominee-directors of the Company and the directors, nominee-directors and officers of the Company as a group:


                                                NUMBER OF SHARES    PERCENT
NAME AND ADDRESS             TITLE              BENEFICIALLY OWNED  OF CLASS
----------------             -----              ------------------  --------
Joseph Earl Armstrong        Director                50,000(2)      Less than 1%
2624 Selma Avenue
Knoxville, TN 37914

Benton L. Becker            Director                 93,882(3)      1.06%
1497 Lacosta Drive East
Pembrook Pines, FL 33027

Edward W.T. Gray III         Nominee-                81,315(4)      Less than 1%
3 New Street                 Director
Remsenberg, NY 11960

Robert D. Hatcher, Jr.       Nominee-                   -0-            -0-
107 Golden Gate Lane         Director
Oak Ridge, TN 37830

----------
         (2) Consists of shares underlying an option.

         (3) Consists of 43,882 shares owned directly and an option to purchase 50,000 shares.

         (4) He also owns 3,000 shares of the Company's Series A 8% Cumulative Convertible Preferred Stock.

Sanford E. McCormick         Nominee-                50,000(5)      Less than 1%
1100 Louisiana, Ste. 5425    Director
Houston, TX 77002

Shigemi Morita               Director               235,141(6)      2.7%
35 Park Avenue
New York, N.Y. 10016

Malcolm E. Ratliff           Chief Executive      3,031,245(7)      34.3%
12608 Avallon Place          Officer; Chairman
Knoxville, TN 37922          of the Board

Allen H. Sweeney             Director                88,300(8)      Less than 1%
1400 Oak Tree Drive
Edmund, OK 73003

Robert M. Carter             President               32,329(9)      Less than 1%
760 Prince Georges Parish    Tengasco
Knoxville, TN 37922          Pipeline Corporation

Harold G. Morris, Jr.        Vice-President          28,000(10)     Less than 1%
153 Chuniloti Way            Finance
Loudon, TN 37774

--------
         (5) Consists of shares underlying an option.

         (6) Consists of 105,741 shares held directly, 79,400 shares held as an IRA beneficiary and options to purchase 50,000 shares.

         (7) Malcolm E. Ratliff, the Company's Chief Executive Officer and Chairman of the Board of Directors, is also the sole shareholder and President of Industrial Resources Corporation ("IRC"). Linda Ratliff, Malcolm E. Ratliff's wife, is the Secretary of IRC. James Ratliff, who is the father of Malcolm E. Ratliff, is the sole shareholder and president of Ratliff Farms, Inc. Malcolm E. Ratliff is the Vice-President/Secretary of Ratliff Farms, Inc. Malcolm E. Ratliff has voting control over the shares of the Company owned by Ratliff Farms, Inc. The shares listed here include 2,214,632shares owned directly by IRC, 63,853 shares owned directly and an option to purchase 50,000 shares held by Malcolm E. Ratliff, 672,760 owned directly by Ratliff Farms, Inc. and 30,000 shares owned directly by a trust of which Linda Ratliff is trustee and the beneficiaries are the children of Malcolm E. Ratliff (the "Ratliff Trust").

         (8) Consists of 33,800 shares held indirectly through a company which he controls and options to purchase 50,000 shares.

         (9) Consists of 7,329 shares held directly and options to purchase 25,000 shares.

         (10) Consists of 3,000 shares held directly and an option to purchase 25,000 shares.

Cary V. Sorensen             Vice-President          50,000(11)     Less than 1%
509 Bretton Woods Dr.        and General Counsel
Knoxville, TN 37919

Mark A. Ruth                 Chief Financial         25,000(12)     Less than 1%
104-D Cynthia Lane           Officer
Knoxville, TN 37922


Sheila F. Sloan              Treasurer               12,000(13)     Less than 1%
121 Oostanali Way
Loudon, TN 37774

Elizabeth Wendelken          Secretary               11,000(14)     Less than 1%
8023 Stanley Road
Powell, TN 37849

All Officers and                                  3,788,212(15)     40.8%
Directors as a group




BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

         The following is a brief account of the experience, for at least the past five (5) years, of each nominee for director.

         Joseph Earl Armstrong is 43 years old and a resident of Knoxville, Tennessee. He is a graduate of the University of Tennessee and Morristown College where he received a Bachelor of Science Degree in Business Administration. From 1988 to the present, he has been an elected State Representative for Legislative District 15 in

--------
         (11) Consists of shares underlying an option.

         (12) Consists of shares underlying an option.

         (13) Consists of 2,000 shares owned directly and an option to purchase 10,000 shares.

         (14) Consists of 1,000 shares owned directly and an option to purchase 10,000 shares.

         (15) Consists of shares held directly and indirectly by management, shares held by IRC, shares held by Ratliff Farms, Inc., shares held by the Ratliff Trust and 445,000 shares underlying options.

Tennessee. From 1994 to the present he has been in charge of government relations for the Atlanta Life Insurance Co. From 1981 to 1994 he was a District Manager for the Atlanta Life Insurance Co.

         Benton L. Becker is 62 years old. In 1960 he received a B.A. degree from the University of Maryland. In 1966 he graduated from the American University Law School in Washington, D.C. He is currently engaged in the private practice of law in Coral Gables, Florida and Washington D.C. while regularly serving as a Distinguished Lecturer on constitutional law at the University of Miami in Coral Gables, Florida. His past positions include serving as a trial attorney for the Dade County, Florida State's Attorney Office and a professor of law at the University of Miami School of Law. During his career Mr. Becker has represented the U.S. House of representatives, the Republican National committee and President Gerald R. Ford. In 1976 Mr. Becker represented Commonwealth Oil and refining Company of Puerto Rico in a Federal trial and Appellate action against Texaco, Exxon and Mobil and obtained a multi-million dollar judgment for Commonwealth Oil. In 1980 he served as board chairman for Appalachian Oil and Gas. From June 5, 1995 to January 30, 1997 he served as Chairman of the Company's Board of Directors.

         Edward W. T. Gray III is 66 years old. He received an A.B. degree from Princeton University in 1956. In 1965 he graduated from the Stonier Graduate School of Banking. From 1968 to 1979 he was a Senior Vice-President with Bessemer Trust Company, N.A. located in New York City. From 1980 to 1999 he was the Chief Executive Officer and Director of Gray, Seifert & Co., an investment firm in New York City. In 1994 that firm was sold to and became an independent subsidiary of Legg Mason, Inc. From April 1999 to the present, Mr. Gray has been a Managing Director of White Oak Capital Management, Inc. Mr. Gray is also currently a Board Member of the Rotary Club of New York, the Lichtenstein Foundation and Family Counseling Service in Westhampton Beach, New York.

         Robert D. Hatcher, Jr. is 59 years old. He earned B.A. and M.S. degrees from Vanderbilt University in 1961 and 1962, with majors in geology and chemistry and a minor in mathematics. He earned a Ph.D. degree in 1965 from the University of Tennessee (Knoxville), in structural geology with a minor in chemistry. Thereafter, he worked with Humble Oil and Refining Company (now Exxon
USA) for one year. In 1966 he accepted a faculty position at Clemson University where he taught and conducted research in the Appalachians until 1978. In 1978 Dr. Hatcher moved to Florida State University where he stayed until 1980. He then taught at the University of South Carolina until 1986. In 1986, Dr. Hatcher accepted a chair as a University of Tennessee/Oak Ridge National Laboratory Distinguished Scientist, which position he currently holds. He has served on the Council (Board of Directors) of the Geological Society of America (a not-for-profit corporation) from 1981-1983 and again from 1992 - 1994 when he served on the Executive Committee and as President

(1993). He is currently serving on the Board of Trustees of the Geological Society of America Foundation. He served on the Executive Committee of the American Geological Institute (a not-for-profit corporation) from 1995-1997 and as President in 1996. He has also served on the National Academy of Sciences Board on Radioactive Waste Management and on several National Research Council, as well as on Federal Advisory Committees for the Nuclear Regulatory
Commission and the Department of the Interior. He served as Science Advisor to South Carolina Governor Richard Riley for Off-Site Disposal of Radioactive Waste from 1984 through 1986. He was honored in 1997 by the I.C. White Award and in 1998 by being made an honorary citizen of West Virginia, both recognizing his long-term contributions to Appalachian geology. He is a Fellow in the American Association for the Advancement of Science. Dr. Hatcher is the author of over 150 journal articles and several texts and monographs, including a structural geology textbook which has been used in some 85 colleges and universities. He has also served as an Editor of the Geological Society of America Bulletin.

         Sanford E. McCormick is 68 years old. He is a Phi Beta Kappa graduate of Yale University. Mr. McCormick also attended L'Ecole des Sciences Politiques in Paris, France.He began his career in the oil and gas industry 40 years ago when he joined Zapata Corporation. He then served several independent oil and gas firms in executive positions. In 1964 he founded his own firm, McCormick Oil & Gas Company and directed its growth into an organization with 180 employees. The company was listed on the American Stock Exchange and had a market capitalization of approximately $275 million. Its operations covered much of the United States and had offices in Houston, Corpus Christi and Midland, Texas; Lafayette, Louisiana; and, Denver, Colorado. The company conducted one of the industry's most successful public drilling programs, drilling 30 to 40 prospects annually. In 1983, Mr. McCormick converted McCormick Oil and Gas Company into a Master Limited Partnership. The Partnership was listed on the American and Pacific Stock Exchanges until its sale in 1985. The following year Mr. McCormick founded McCormick Resources, Inc. which was a pioneer in the application of horizontal drilling technologies to develop previously unproducible reservoirs with major reserve potential. McCormick Resources, Inc. became a major operator of coalbed methane properties, including a 500 well program in the Black Warrior Basin in Alabama which was operated under the name of MetFuel, Inc. a subsidiary of McCormick Resources, Inc. and was sold in 1992. In 1995, Mr. McCormick founded McCormick Partners, Inc. and put together a joint venture with Ouput Exploration, Inc., a subsidiary of Input/Output, Inc. the world's leading manufacturer of 3-D seismic acquisition equipment and a group of financial institutions to conduct a 3 year drilling program based on 3-D seismic.

         Shigemi Morita is 67 years old. He received an A.B. Degree from Elon College in North Carolina. From 1969 to 1996 he was the President and CEO of Morita & Co., an insurance agency specializing in insurance for Japanese companies doing business in the United States. In 1996, Morita & Co., Inc. was acquired by Tokio Marine Management, Inc., Mitsubishi International Corporation in New York and Mitsubishi International, Ltd. in Tokyo. He is currently President of Morita Properties, Inc., an oil and natural gas investor.

         Malcolm E. Ratliff is 53 years old. He attended the University of Mississippi from 1965 to 1967. He has been involved in the oil and gas business since 1974, initially as a roustabout and then developing oil and gas leases. In 1992 he was involved with personal investments. In 1993 and 1994 he experienced serious health problems which prevented him from working. In April 1995, he became associated with the Company and, after its merger with Onasco, he served as a consultant to the Company's Board of Directors. From March 13, 1997 until March 13, 1998 when he resigned for health reasons, he was the Chief Executive Officer of the Company, and until his resignation on March 13, 1998, he was also acting as interim President of the Company as the result of the death, on September 13, 1997, of Daniel Follmer, the Company's President. On April 21, 1998 at the request of the Company's Board of Directors, Mr. Ratliff agreed to return to the management of the Company as its Chief Executive Officer.

         Allen H. Sweeney is 53 years old. He received an MBA in finance from Oklahoma City University in 1972 and a Bachelor Degree in Accounting from Oklahoma State University in 1969. From 1978 to 1980, he served as Treasurer and CEO of Phoenix Resources Company. From 1980 to 1981, he served as Vice-President- Finance for Plains Resources, Inc. From 1982 to 1984, he was Vice-President-Finance for Wildcat Mud, Inc. From 1984 to 1992 he operated an independent consulting service under the name of AHS and Associates, Inc. Since 1992, he has served as Director and President of Columbia Production Company and Mid-America Waste Management, Inc. Mr. Sweeney is a Director of Frontier Natural Gas Corporation of Houston, Texas, a public corporation.




EXECUTIVE COMPENSATION

         The following table sets forth a summary of all compensation awarded to, earned or paid to, the Company's Chief Executive Officer during fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997. None of the Company's other executive officers earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity.

                           SUMMARY COMPENSATION TABLE

                                                                               -----------LONG TERM AWARDS-----
                                ANNUAL COMPENSATION                            -----------AWARDS----PAYOUTS

Name and                        YEAR     SALARY ($)    BONUS ($) OTHER ANNUAL  RESTRICTED   SECURITIES   PAYOUTS     ALL OTHER
Principal Position                                               COMPENSATION  STOCK        UNDERLYING               COMPEN-
                                                                 ($)           AWARDS($)    OPTIONS                  SATION
                                                                                         /SARS(#)

Malcolm E. Ratliff,             1999     $ 60,000      $-0-      $500          -0-          50,000       -0-         -0-
Chief Executive Officer         1998     $ 60,000      $-0-      $500          -0-          -0-          -0-         -0-
                                1997     $ 9,731       $-0-      $500          -0-          -0-          -0-         -0-

James E. Kaiser,                1999     $-0-          $-0-      $-0-          -0-          -0-          -0-         -0-
Chief Executive Officer and     1998     $-0-          $-0-      $-0-          -0-          -0-          -0-         -0-
General Counsel                 1997     $ 6,154       $-0-      $-0-          -0-          -0-          -0-         -0-

                        OPTION GRANTS IN LAST FISCAL YEAR


                             INDIVIDUALIZED GRANTS
--------------------------------------------------------------------------------

NAME                      NUMBER OF                PERCENT OF TOTAL        EXERCISE        EXPIRATION
                          SECURITIES               OPTIONS/SARS            OR BASE         DATE
                          UNDERLYING               GRANTED TO              PRICE
                          OPTIONS/SARS             EMPLOYEES IN            ($/SH)
                          GRANTED (#)              FISCAL 1998

MALCOLM E. RATLIFF              50,000                      100%           $7.00           6/17/00


                   AGGREGATE OPTION EXERCISES FOR FISCAL 1999
                           AND YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES      VALUE(16) OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED    IN-THE-MONEY
                                                            OPTIONS/SARS AT           OPTIONS/SARS AT
                                                            DECEMBER 31, 1999         DECEMBER 31, 1999

         NAME              SHARES ACQUIRED   VALUE ($)          EXERCISABLE/                EXERCISABLE/
                             ON EXERCISE     REALIZED           UNEXERCISABLE               UNEXERCISABLE

MALCOLM E. RATLIFF               -0-              -0-             50,000-0-                 $ 181,250/-0-


         No options were exercised during fiscal year ended December 31, 1999 by the Chief Executive Officer. None of the Company's other executive officers earned compensation in excess of $100,000 per annum for services rendered to the Company in any capacity.

         The Company does not presently have a pension or similar plan for its directors, executive officers or employees. Management intends to adopt a 401(k) plan and full liability insurance for directors and executive officers and a health insurance plan for employees in the near future.

--------

          (16) Total value of unexercised options is based upon the difference between the exercise price and the fair market value of the Common Stock, $10.625 on December 31, 1999, as reported by The American Stock Exchange.

Compensation of Directors

         The Board of Directors has resolved to compensate members of the Board of Directors for attendance at meetings at the rate of $250 per day, together with direct out-of-pocket expenses incurred in attendance at the meetings, including travel. The Directors, however, have waived such fees due to them as of this date for prior meetings.

         Members of the Board of Directors may also be requested to perform consulting or other professional services for the Company from time to time. The Board of Directors will set a rate of compensation for such services which may be no less favorable to the Company than if the services had been performed by an independent third party contractor. The Board of Directors has reserved to itself the right to review all directors' claims for compensation on an ad hoc basis.


Employment Contracts

         The Company has entered into employment contracts with its Vice-President and General Counsel, Cary V. Sorensen for a period of two years at an annual salary of $80,000 and its Vice-President-Finance, Harold G. Morris, Jr. for a period of one year at an annual salary of $65,000. There are presently no other employment contracts relating to any member of management. However, depending upon the Company's operations and requirements, the Company may offer long term contracts to directors, executive officers or key employees in the future.


CERTAIN TRANSACTIONS

Transactions with Management and Others

         Except as set forth hereafter, there have been no material transactions, series of similar transactions or currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

         During 1997, the Company converted $333,719 of debt payable to IRC to 59,328 shares of common stock, $12,398 of debt payable to Malcolm E. Ratliff to 2,204 shares of common stock and $138,105 of debt payable to Tracmark, Inc. to 24,552 shares of common stock. Those obligations arose from loans to the Company by IRC, Malcolm E. Ratliff and Tracmark, Inc.

         During 1997 the Company borrowed the sum of $1,000,000 from an individual, Neal Harding, who is now a Director of the Company. The loan from Mr. Harding was used primarily for pipeline construction. Repayment of the loan from Mr. Harding was guaranteed by IRC, which also granted an option to Mr. Harding to purchase 300,000 shares of stock of the Company it owned at a price of $10 per share. One-half of that loan was repaid in January 1998 from existing cash and the balance was paid in October 1998 by paying Mr. Harding $250,680.56 in cash and issuing to him 2,950 shares of the Company's Series A Shares.


         In 1997 and 1998, the Company issued fully paid 25% working interests in six wells in the Swan Creek Field to Shigemi Morita, one of the Directors of the Company, for the aggregate sum of $750,000 which was paid for in part by crediting Mr. Morita $360,000 for placement fees in connection with private placements of the Company's common stock which occurred during the fourth quarter of 1997 and the first quarter of 1998 and the balance of $390,000 was paid in cash. Mr. Morita was given an option that if it was determined that a well(s) at the time of completion of the drilling was not economically feasible and as such was subsequently plugged and abandoned, he had 30 days, after written notice from the Company, to convert amounts paid for that well(s) to restricted shares of the Company's common stock at 70% of its then current market value. However, all six of the wells in which Mr. Morita has a participation interest are producing, therefore his options for these wells are not exercisable.

         In 1998, the Company paid Mr. Morita an additional $141,000 in commissions for private placements of stock.

         On July 16, 1998, the Company entered into a loan agreement with five individual investors totaling $800,000. The loans were secured by a pledge of 118,200 shares of the Company's Common Stock owned by Malcolm E. Ratliff, the Company's Chief Executive Officer and a Director. The loans bore interest at the rate of 8% per annum and matured on October 14, 1998. Loan origination fees consisted of $64,000 in cash to the broker who arranged the loan and 16,800 shares of the Company's common stock advanced to the lenders and broker on behalf of the Company by Malcolm E. Ratliff. The shares advanced by Malcolm E. Ratliff were carried as a debt payable to him. Approximately $520,000 of this $800,000 loan was repaid by the Company out of proceeds from a Convertible Note in the amount of $1,500,000 received during October, 1998. The Convertible Note matures in five years and is convertible into shares of the Company's common stock at a price of $6.25 per share. In connection with the loan received by the Company evidenced by the Convertible Note, the Company issued 25,000 shares of its common stock to the lender as a loan fee. The balance of the $800,000 loans have been satisfied by the issuance to the lenders of 2,800 shares of Series A Shares convertible at a price of $5.75 per share. In 1999 the Company converted the debt payable to Malcolm E. Ratliff for the shares he had advanced on behalf of the Company to common stock by issuing 16,800 shares of common stock in satisfaction of that obligation.

         The Company entered into a financial consulting agreement with Proton Capital, LLC ("Proton") of Westport Connecticut, for a two (2) year period commencing as of January 1, 1999, whereby Proton was to provide services in connection with shareholder relations, press releases, long term financial planning, corporate reorganizations and financing.

         Malcolm E. Ratliff, the Chief Executive Officer and a Director of the Company, entered into an agreement with Proton to sell Proton not more than 370,000 shares of common stock of the Company at $5.00 per share over a five (5) year period. Proton issued a non-recourse promissory note in the amount of $1.85 million, together with interest at six (6%) percent per annum (the "Proton Note"). The Proton Note was to be payable out of proceeds of the sale of the shares. The 370,000 shares were transferred from IRC, an affiliate of Mr. Ratliff, to Ratliff Farms, Inc., a privately held company solely owned by James Ratliff, the father of Malcolm E. Ratliff, and subsequently held in escrow for sale to Proton. No shares were sold to Proton under the terms of that agreement.

         The Company subsequently entered into a similar financial consulting agreement with AM Partners, L.L.C. ("AM Partners") of Houston, Texas which replaced and superceded its agreement with Proton. As a result, the Proton agreement was deemed canceled and the 370,000 shares of the Company's stock in the name of Ratliff Farms, Inc. being held in escrow were transferred back to Ratliff Farms, Inc. which presently owns 672,760 shares of the Company's common stock. Malcolm E. Ratliff has voting control over those shares. The agreement with AM Partners is for a one year period commencing October 1, 1999. Pursuant to the agreement AM Partners is to provide services in connection with investor relations, press releases, corporate reorganizations and financing. The Company is to pay AM Partners $5,000 per month commencing October 1, 1999. In addition, as part of the agreement with AM Partners, the Proton Note to purchase up to 370,000 shares of the Company's common stock from Malcolm E. Ratliff was assigned to AM Partners.

          In 1999, the Company converted $250,000 of debt together with accrued interest thereon payable to Malcolm E. Ratliff for a loan he had made to the Company to 54,000 shares of common stock and $22,000 of debt payable to a company owned by Allen H. Sweeney, one of the Company's Directors, for consulting services provided in connection with the preparation of the Comapny's business plan to 5,625 shares of common stock.

         In 1999, the Company paid Shigemi Morita $218,000 for commissions on private placements of common stock and consulting services. In December, 1999, Morita Properties, Inc., an affiliate of Mr. Morita, purchased for the sum of $625,000 a 25% working interest on a turnkey basis in two wells, Laura Jean Lawson #1 and Stephen Lawson #2 both of which are in the Swan Creek Field, and a 50% working interest in a third well, Springdale Land Company #1, which is a wildcat step-out well located approximately ten miles from the existing production. More recently in January and March 2000, Morita Properties, Inc. purchased on a turnkey basis a 12.5% working interest in the Stephen Lawson #3 well, a 25% working interest in the Laura Jean Lawson #2 well and a 25% working interest in the R.D. Helton #2 well, all of which are in the Swan Creek Field. The purchases of these interests were concluded before the respective wells were drilled and the purchaser assumed all the attendant risks involved in normal and customary drilling operations, including the risk of a dry hole. The Company received fair market value for the interests conveyed and the sale of such interests was required to raise funds to allow drilling operations to continue.

         In 1999, 30,000 shares of the Company's common stock held in the name of Tracmark, Inc. were transferred to an affiliate, Commonwealth Resources, Inc. James Ratliff, the father of Malcolm E. Ratliff, is the sole shareholder of Tracmark, Inc., as Trustee for the Ratliff family. Malcolm E. Ratliff is Vice-President of Tracmark, Inc. Malcolm E. Ratliff is the sole shareholder and President of Commonwealth Resources, Inc. and his wife, Linda Ratliff, is the Secretary/Treasurer of that corporation. Those 30,000 shares were subsequently transferred from Commonwealth Resources, Inc. to a family trust of which Linda Ratliff is the trustee and the beneficiaries are the children of Malcolm E. Ratliff.

         In December 1999, ownership of all of the outstanding and issued shares of IRC, the largest shareholder of the Company's common stock was transferred from James Ratliff to his son, Malcolm E. Ratliff. Ownership of the IRC shares had previously been transferred to James Ratliff due to the illness of Malcom E. Ratliff. IRC presently owns 2,214,632 shares of the Company's common stock.

Indebtedness of Management

         No officer, director or security holder known to the Company to own of record or beneficially more than 5% of the Company's common stock or any member of the immediate family of any of the foregoing persons is indebted to the Company.


Parent of the Issuer

         Unless IRC may be deemed to be a parent of the Company, the Company has no parent.


                                 PROPOSAL NO. 2:

                          RATIFICATION OF SELECTION OF
                    BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of BDO Seidman, LLP, independent certified public accountants, to audit the accounts for the Company for fiscal year ending December 31, 2000 ("Fiscal 2000"). The firm of BDO Seidman, LLP has audited the Company's financial statements for the past four fiscal years. The Company is advised that neither BDO Seidman, LLP nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers BDO Seidman, LLP to be well qualified for the function of serving as the Company's auditors. Tennessee Law does not require the approval of the selection of auditors by the Company's stockholders, but in view of the importance of the financial statements to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors. The Board of Directors recommends that you vote in favor of the above proposal in view of the quality of the services provided by BDO Seidman, LLP, its outstanding reputation as a leading audit firm and its familiarity with the Company's financial and other affairs due to its previous service as auditors for the Company.

         A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

         Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of BDO Seidman, LLP as the Company's independent certified public accountants for Fiscal 2000.




                             STOCKHOLDERS' PROPOSALS

         Proposals of stockholders intended to be presented at the 2001 annual meeting must be received in writing, by the President of the Company at its offices by February 1, 2001 in order to be considered for inclusion in the Company's proxy statement relating to that meeting.

                                              By Order of the Board of Directors

                                              Elizabeth Wendelken, Secretary

                                 TENGASCO, INC.

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Malcolm E. Ratliff and Elizabeth Wendelken as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Tengasco, Inc. (the "Company") held of record by the undersigned on June 8, 2000 at the Annual Meeting of stockholders to be held at Club LeConte, 2700 Plaza Tower, Knoxville, TN 37902, on Tuesday, August 8, 2000, at 10:00 A.M. local time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

PLEASE MARK BOXES / / IN BLUE OR BLACK INK.


1. Election of Directors: Joseph E. Armstrong, Benton L. Becker, Edward W.T. Gray III, Robert D. Hatcher, Jr., Sanford E. McCormick, Shigemi Morita, Malcolm
E. Ratliff and Allen H. Sweeney.

         (MARK ONLY ONE OF THE TWO BOXES FOR THIS ITEM)

         / / VOTE FOR all nominees named above except those who may be named on this line:

         ------------------------------------------------------------

                                      (OR)

         / / VOTE WITHHELD as to all nominees named above.



2. Proposal to ratify appointment of BDO Seidman, LLP as the Company's independent certified public accountants:

         FOR / /        AGAINST / /        ABSTAIN / /


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted "FOR" Proposals 1 and 2.

         PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

         PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY OR EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                                           Dated: _______________________ , 2000


                                           X ____________________________
                                                       Signature


                                           X _____________________________
                                                      Print Name(s)


                                           X ____________________________
                                              Signature, if held jointly